EXHIBIT 32.1

In connection with the quarterly report of Sibannac, Inc., (the “Company”) on Form 10-Q for the quarter ended November 30, 2016, as filed with the Securities Exchange Commission on the date hereof (the “Report”) David Mersky, the Principal Executive Officer and Principal Financial Officer of the Company, certifies pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: September 15, 2017	/s/ David Mersky
David Mersky
Principal Executive Officer and Principal Financial Officer